EXHIBIT B-10(i)(5)

                      FOURTH AMENDMENT TO
                        CREDIT AGREEMENT



     This Fourth Amendment to Credit Agreement (this "Amendment"), dated as of April 30, 1999, is made and entered into by and among GOLD KIST INC., a cooperative marketing association organized and existing under the laws of the State of Georgia (the "Borrower"), the various banks and other lending institutions parties hereto (collectively, the "Lenders" and individually, a "Lender"), and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH ("Rabobank") as Agent for the Lenders.


                      W I T N E S S E T H:

     WHEREAS, the parties hereto are parties to that certain Credit Agreement, dated as of August 4, 1998, as amended by First Amendment dated September 30, 1998, as amended by Second Amendment dated October 13, 1998, and as amended by Third Amendment dated December 3, 1998 (the "Credit Agreement"); and

     WHEREAS, the Borrower has requested that the Lenders (i) permit the Borrower to enter into additional Hedging Contracts through calendar year 2000, and (ii) increase the amount of permitted Capital Expenditures of the Borrower during fiscal year 2000;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:



     Section  1.  Amendments.   The terms of the Credit
Agreement are hereby amended as follows:

     (a) Section 7.9. Section 7.9 of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

     "Section 7.9. Hedging Contracts. The Borrower shall not, and shall not permit any Subsidiary to, enter into any Hedging Contract except: (a) bona fide hedging transactions in commodities that represent production inputs or products to be marketed, or in commodities needed in operations to meet manufacturing or market demands, provided that (i) long positions and/or options sold on corn and wheat shall, (x) prior to December 31, 2000, in no event cover more than twenty-six weeks of the Borrower's anticipated requirements for feed ingredients, and (y) subsequent to December 31, 2000, in no event cover more than thirteen weeks of the Borrower's anticipated requirements for feed ingredients; and none of such positions and/or options shall cover more than six and one-half weeks of such anticipated requirements unless they have been entered into in compliance with the Borrower's Corporate Policy For Futures Contracts approved by the Borrower's Board of Directors on April 24, 1998 and have been approved by the Borrower's Hedging Committee, (ii) long positions and/or options sold on soybean meal shall, (x) prior to December 31, 2000, in no event cover more than twenty-six weeks of the Borrower's anticipated requirements for feed ingredients, and (y) subsequent to December 31, 2000, in no event cover more than thirteen weeks of the Borrower's anticipated requirements for feed ingredients; and none of such positions and/or options shall cover more than six and one-half weeks of such anticipated requirements unless they have been entered into in compliance with the Borrower's Corporate Policy For Futures Contracts approved by the Borrower's Board of Directors on April 24, 1998 and have been approved by the Borrower's Hedging Committee, (iii) short positions on corn shall not exceed 2,000,000 bushels, and shall at all times relate to corn owned or contracted for purchase, and (iv) all short positions on cotton owned or expected to be purchased by the Borrower must be reasonably related to the expected sale dates of such cotton and to the amounts of such cotton expected to be sold; and (b) foreign exchange contracts, currency swap agreements, interest rate exchange agreements, interest rate cap agreements, interest rate collar agreements, and other similar agreements and arrangements which are reasonably related to existing indebtedness or to monies to be received or paid in foreign currencies."

     (b) Section 7.11. Section 7.11 of the Credit Agreement is deleted in its entirety and the following is substituted therefor:

     "Section 7.11.      Capital Expenditures.  The Borrower
and its Subsidiaries shall not, on a consolidated basis, directly or indirectly, make Capital Expenditures in the aggregate in fiscal year 1998 exceeding $84,000,000, in fiscal year 1999 exceeding $45,000,000, in fiscal year 2000 exceeding $45,000,000 plus an amount up to $15,000,000 of any available but unutilized Capital Expenditures from fiscal year 1999, and in any fiscal year thereafter exceeding $45,000,000; provided that, the Borrower's permitted Capital Expenditures in fiscal year 1999 shall be reduced dollar for dollar by the amount that Borrower's Capital Expenditures in 1998 exceed $70,000,000."

     Section 2. Conditions Precedent. This Fourth Amendment and the obligations of the Lenders evidenced hereunder shall not be effective until the Administrative Agent shall have received a Certificate executed by the Chief Executive Officer or Chief Financial Officer of the Borrower stating that, to the best of his knowledge and based upon an examination sufficient to enable him to make an informed statement, (i) all of the representations and warranties made or deemed to be made under the Credit Agreement are materially true and correct as of the date of this Fourth Amendment to Credit Agreement, and (ii) no Default or Event of Default exists.

     Section 3.  Reference to and Effect on the Credit
Agreement and the Other Loan Documents.

     (a) On and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

     (b) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (c) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents.

     Section 4.  Miscellaneous.

     (a)  Section and Subsection Headings.   Section and
Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     (b)  Governing Law.   This Amendment and the rights and
obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Georgia.

     (c) Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto and separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by the Borrower and the Required Lenders and receipt by the Borrower and the Administrative Agent of written or telephonic notification of such execution and authorization or delivery thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.
                         GOLD KIST INC.


                         By: /s/ Stephen O. West
                         Name: Stephen O. West
                         Title: Chief Financial Officer &
                                 Treasurer


                         [CORPORATE SEAL]


                         COOPERATIEVE CENTRALE RAIFFEISEN-
                         BOERENLEENBANK B.A., "Rabobank
                         Nederland", NEW YORK BRANCH,
                         individually and as Agent


                         By: /s/ Michiel V.M. Van Der Voort
                         Name: Michiel V.M. Van Der Voort
                         Title: Vice President

                         By: /s/ W. Pieter C. Kodde
                         Name: W. Pieter C. Kodde
                         Title: Vice President

                         SUNTRUST BANK, N.A.


                         By: /s/ Michel A. Odermatt
                         Name: Michel A. Odermatt
                         Title: Vice President

                         By: /s/ F. Steven Parrish
                         Name: F. Steven Parrish
                         Title: Vice President


                         WACHOVIA BANK, N.A.


                         By: /s/ John T. Seeds
                         Name: John T. Seeds
                         Title: Senior Vice President

                         COBANK, ACB


                         By: /s/ Greg E. Somerhalder
                         Name: Greg E. Somerhalder
                         Title: Vice President


                         HARRIS TRUST AND SAVINGS BANK


                         By: /s/ John R. Carley
                         Name: John R. Carley
                         Title: Vice President



                         U.S. BANCORP AG CREDIT, INC.


                         By: /s/ Harold Nelson
                         Name: Harold Nelson
                         Title: Vice President



                         DG BANK DEUTSCHE
                            GENOSSENCHAFTSBANK AG,
                            CAYMAN ISLANDS BRANCH

                         By: /s/ Kurt A. Morris
                         Name: Kurt A. Morris
                         Title: Vice President

                         By: /s/ James L. Yager
                         Name: James L. Yager, CPA
                         Title: Vice President

11564/Securities/Exhibit/4th Amendment to Credit Agmt